UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                (Amendment No. )

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       Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
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[ X ]  Soliciting Material Pursuant to ss.240.14a-12

                            North Bancshares, Inc.
-------------------------------------------------------------------------------

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      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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         1) Title of each class of securities to which transaction applies:
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Set forth below is the press release issued by North Bancshares announcing the execution of a merger agreement with Diamond Bancorp, Inc.

Forward-Looking Statements

         Except for historical information contained herein, the matters contained in this news release and other information in North Bancshares' SEC filings may express "forward-looking statements" that involve risk and uncertainties, including statements that are other than statements of historical facts. North Bancshares wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Readers are advised that various factors, including but not limited to - changes in law, regulations or generally accepted accounting principles; North Bancshares' competitive position within its market areas; increasing consolidation within the banking industry; unforeseen changes in interest rates; any unforeseen downturns in the local, regional or national economies - could cause North Bancshares' actual results or circumstances for future periods to differ materially from those indicated or projected.

         North Bancshares does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Additional Information

         North Bancshares will be filing relevant documents concerning the merger with the Securities and Exchange Commission ("SEC"), including a proxy statement which will be sent to the stockholders of North Bancshares seeking their approval of the proposed merger. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by North Bancshares will be available free of charge from the Secretary of North Bancshares at 100 North Avenue, Chicago, Illinois 60610, telephone (312) 664-4320. NORTH BANCSHARES INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

         North Bancshares and its directors and executive officers may be deemed to be participants in the solicitation of proxies from North Bancshares stockholders to approve the merger. Information about these participants may be obtained through the SEC's web site from the Annual Report on Form 10-K filed with the SEC by North Bancshares on March 29, 2004. Additional information regarding the interests of these participants may be obtained by reading the proxy statement regarding the proposed merger when it becomes available.

NORTH BANCSHARES, INC.  - NEWS
100 West North Avenue at Clark - 100 West North Avenue - Chicago, Illinois 60610


RELEASE:          IMMEDIATELY

CONTACTS:         Joseph A. Graber, President and CEO
                  North Bancshares, Inc.  312-664-4320
                  James A. Hubbard
                  Diamond Bancorp, Inc.  847-559-1002

         CHICAGO, IL, APRIL 8, 2004, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company of North Federal Savings Bank, and Diamond Bancorp, Inc., a wholly owned subsidiary of Northbrook Investments, LLC, jointly announced today that they have signed a definitive agreement whereby Diamond Bancorp, Inc. will purchase all the outstanding shares of common stock of North Bancshares, Inc., which are not currently owned by Northbrook Investments LLC for $22.75 per diluted share in cash. The total transaction value amounts to approximately $26.4 million with a price to tangible book value as of December 31, 2003, of approximately 193% and a premium over core deposits of approximately 17.2%.

         The transaction is subject to regulatory approvals and approval by a majority of the holders of North Bancshares's common stock. The transaction is anticipated to close in the fourth quarter of 2004.

         Joseph A. Graber, President and Chief Executive Officer of North Bancshares, Inc. said, "The transaction not only provides extraordinary value to our shareholders but also maintains the name North Federal Savings Bank, continues the proud 117 year tradition of providing community banking services, and offers new leadership." He added, "I look forward to working with the purchasers to ensure a smooth transition."

         Following the acquisition, James A. Hubbard will become the President and Chief Executive Officer of North Federal Savings Bank. Mr. Hubbard is a long time member of the Chicago banking community and is a former Senior Executive Vice President of Old Kent Financial Corporation and Head of Corporate Banking, as well as President and CEO of Old Kent Bank of Illinois. Prior to Old Kent, Mr. Hubbard spent 15 years at American National Bank and Trust Company of Chicago where he was a Senior Vice President and Group Head. Mr. Hubbard has long been involved in the Chicago community serving on numerous boards of directors.

         Mr. Hubbard commented, "We look forward to serving the customers of North Federal through the expansion of banking products and continued focus on customer service. We are excited to work with North Federal's dedicated banking staff to meet the needs of our community."

         North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette IL. For 63 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve or have served on the boards of a variety of local community organizations. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

         Diamond Bancorp, Inc. is a wholly owned subsidiary of Northbrook Investments, LLC, a 9.7% shareholder of North Bancshares, Inc. The principals of Diamond Bancorp, Inc. have over 75 years experience in the financial services industry, including banking, insurance, brokerage and money management activities.

         Except for historical information contained herein, the matters contained in this news release and other information in North Bancshares' SEC filings may express "forward-looking statements" that involve risk and uncertainties, including statements that are other than statements of historical facts. North Bancshares wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Readers are advised that various factors, including but not limited to - changes in law, regulations or generally accepted accounting principles; North Bancshares' competitive position within its market areas; increasing consolidation within the banking industry; unforeseen changes in interest rates; any unforeseen downturns in the local, regional or national economies - could cause North Bancshares' actual results or circumstances for future periods to differ materially from those indicated or projected.

         North Bancshares does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

         North Bancshares will be filing relevant documents concerning the merger with the Securities and Exchange Commission ("SEC"), including a proxy statement which will be sent to the stockholders of North Bancshares seeking their approval of the proposed merger. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by North Bancshares will be available free of charge from the Secretary of North Bancshares at 100 North Avenue, Chicago, Illinois 60610, telephone (312) 664-4320. NORTH BANCSHARES INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

         North Bancshares and its directors and executive officers may be deemed to be participants in the solicitation of proxies from North Bancshares stockholders to approve the merger. Information about these participants may be obtained through the SEC's web site from the Annual Report on Form 10-KSB filed with the SEC by North Bancshares on March 29, 2004. Additional information regarding the interests of these participants may be obtained by reading the proxy statement regarding the proposed merger when it becomes available.